UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 13, 2006

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2006, the Board of Directors of Penn Virginia Corporation (the “Company”) approved the transfer of an aggregate of 24,500 common units representing limited partner interest in Penn Virginia GP Holdings, L.P. (“PVG Common Units”) held by certain affiliates of the Company to certain directors and executive officers of the Company. The directors and executive officers did not pay any consideration for the transfer of PVG Common Units. The number of PVG Common Units received by each director and executive officer of the Company is as follows:

Directors and Executive Officers	Number of PVG Common Units
Joe N. Averett, Jr. Director	1,000

Edward B. Cloues, II Director	1,500

A. James Dearlove Director, President and Chief Executive Officer	4,000

Robert Garrett Director	1,500

Keith D. Horton Director, Executive Vice President	1,500

Steven W. Krablin Director	1,000

Merrill A. Miller, Jr. Director	1,000

Ronald K. Page Vice President	1,500

Marsha R. Perelman Director	1,500

Frank A. Pici Executive Vice President and Chief Financial Officer	4,000

Nancy M. Snyder Executive Vice President and General Counsel	4,000

Philippe van Marke de Lummen Director	1,000

Gary K. Wright Director	1,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2006

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Executive Vice President and
General Counsel